SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                ADSTAR.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                                ADSTAR.COM, INC.

                                   ----------

                    Notice of Annual Meeting of Stockholders
                    To Be Held On June 7, 2001 at 10:00 A.M.

                                   ----------

TO THE STOCKHOLDERS OF ADSTAR.COM, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AdStar.com, Inc. ("AdStar") will be held at 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292, on Thursday, June 7, 2001 at 10:00 A.M., Pacific Time, for the following purposes:

            1.    To elect six (6) directors for one year terms.

            2.    To ratify the appointment of independent auditors for 2001.

            3. To amend the Certificate of Incorporation to increase the authorized common stock from 10,000,000 to 20,000,000 shares.

            4. To amend the Certificate of Incorporation to change the name of the corporation from "AdStar.com, Inc." to "AdStar Inc."

            5. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on May 1, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ________________________________________
                                        Eli Rousso, Secretary

Dated: Marina del Rey, California
       May 10, 2001

            --------------------------------------------------------------------
IMPORTANT:  Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save AdStar the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
            --------------------------------------------------------------------

                                ADSTAR.COM, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 7, 2001

      This Statement is furnished to the stockholders of AdStar.com, Inc., a Delaware corporation ("AdStar"), in connection with the solicitation by the Board of Directors of proxies to be used at the 2001 Annual Meeting of Stockholders of AdStar to be held at 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292, on Thursday, June 7, 2001 at 10:00 A.M., Pacific Time, and at any adjournments thereof. The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is May 10, 2001.

                           THE VOTING & VOTE REQUIRED

      On the record date for the meeting, the close of business on May 1, 2001 (the "Record Date"), there were outstanding 6,626,363 shares of common stock, par value $.0001 per share, each of which will be entitled to one vote. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

      Directors are elected by a plurality of the votes cast at the meeting. Confirmation of the appointment of auditors is by the affirmative vote of a majority of the votes cast at the meeting. In the case of election of directors, shares represented by a proxy which is marked "WITHHOLD AUTHORITY" to vote for all six (6) nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Approval of the proposed amendments to the certificate of incorporation (1) to change the corporation's name to "AdStar Inc." and (2) to increase the number of authorized common stock to 20,000,000 shares requires the affirmative vote of a majority of all outstanding shares of common stock entitled to vote thereon.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Secretary of AdStar at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. In the absence of instructions, proxies will be voted for the Amendment. Shares voted by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      At this meeting six directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. It is not contemplated that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the persons named as proxies in the enclosed proxy or their substitutes will have the right to vote for substitute nominees. The nominees were selected by the Board of Directors of AdStar and are all currently directors. The first three nominees are also officers of AdStar. Certain information with respect to each nominee is stated below.

Directors Nominated for One-Year Terms:

      Our executive officers and directors and their respective ages are as follows:

                                                                                 Director
      Name                Age                     Position                         Since
---------------           ---        ----------------------------------          --------
Leslie Bernhard            57        President, Chief Executive Officer
                                     and Director                                  1991

Eli Rousso                 64        Executive Vice President, Chief
                                     Technology Officer, Secretary,
                                     and Director                                  1991

Jeffrey Baudo              53        Senior Vice President, Chief Operating
                                     Officer and Director                          2001

Chris A. Karkenny(1)       32        Director                                      1999

Thomas Taulli(1)           32        Director                                      2000

Arthur Salzfass (1)        66        Director                                      2000

----------

(1)   Member of the compensation and audit committees of the Board of Directors.

      Leslie Bernhard is one of our co-founders and has served as our President and Chief Executive Officer since the organization of our predecessor in 1986. Ms. Bernhard received a B.S. degree from St. John's University.

      Eli Rousso is our other co-founder and has served as our Executive Vice President and Chief Technology Officer since the organization of our predecessor in 1986. Mr. Rousso received a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology (MIT) and has completed graduate work at the Polytechnic Institute (New York).

      Jeffrey Baudo joined us as Chief Operating Officer in January 2001 and became a director in February 2001. Prior to joining AdStar, Mr. Baudo served as president and COO of Advertising Periodical Publishers, a $40 million publishing division of United Advertising Publications, for more than 6 years. Mr. Baudo received a B.A. degree from St. John's University. Mr. Baudo is the brother of Ms. Bernhard.

      Chris A. Karkenny has been Chief Executive Officer of NetCatalyst, a merger and acquisition firm, since August 1999. From June 1998 through August 1999, he was Chairman and Chief Executive Officer of Technologz.com LLC, an incubator and venture catalyst company. From February 1998 through June 1998, Mr. Karkenny was a private consultant in corporate finance. From September 1995 through February 1998, he was Treasurer of Quarterdeck Corporation, a technology and software company. Prior to September 1995, Mr. Karkenny was a consultant for CDK Industries, a consulting firm specializing in mergers and acquisitions. Mr. Karkenny received a MBA from Pepperdine University and a BS in Business Administration from the University of Richmond.

      Arthur Salzfass has been a private investor for the past five years. Since January 1997, he has also been the owner and president of Rutledge Books, Inc., a publisher. He is also a director of Star Struck, Inc., a distributor of sports and jewelry products. Mr. Salzfass received a Bachelor's degree from Columbia University and an MBA from the Harvard Business School.

      Thomas Taulli has been the internet stock analyst with internet.com (NASDAQ: INTM) since August 1999. Prior to that, Mr. Taulli was an advisor and angel investor. He also co-founded ExamWeb.com in 1997, which provides on-line exam test preparation. In 1999, he published a book called Investing in IPOs (Bloomberg Press). He writes regularly for MSN Investor, Ziff Davis Interactive Investor, Research Magazine, Bloomberg Personal Finance, Forbes.com, Jagnotes.com, CMP's Techweb, CBS MarketWatch and Gomez.com, and is frequently quoted in The Wall Street Journal, USA Today, Barron's, Los Angeles Times, and TheStreet.com. Moreover, Mr. Taulli is a frequent guest commentator on CNBC, CNN, and Bloomberg TV. He received a Bachelor's Degree in Finance from California State Polytechnic University, Pomona in 1991, and a Juris Doctor Degree from Whittier School of Law in 1998.

Committees of the Board of Directors

      During the last fiscal year AdStar's Board of Directors held 4 meetings. AdStar's Board of Directors has established a Compensation Committee and an Audit Committee.

      The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all the officers of AdStar, reviews general policy matters relating to compensation and benefits of employees of AdStar, and administers the issuance of stock options to AdStar's officers, employees, directors and consultants. The members of the Compensation Committee consist of Arthur Salzfass, Thomas Taulli, and Chris Karkenny. The Compensation Committee met 4 times in fiscal year 2000.

      The Audit Committee meets with management and AdStar's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee approved the selection of PricewaterhouseCoopers LLP as AdStar's independent auditors and met with the auditors to review the planned scope and the results of the audit. The members of the Audit Committee consist of Arthur Salzfass, Thomas Taulli, and Chris Karkenny, all of who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers'.) The Audit Committee met 1 time in fiscal year 2000. (See also "Audit Committee Report," below.)

      All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

      All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and at least 75% of all meetings of the committees of the Board on which that director served.

The Board unanimously recommends a vote FOR the election of each of the nominees.

             EXECUTIVE COMPENSATION AND TRANSACTIONS WITH DIRECTORS,
                         OFFICERS AND PRINCIPAL HOLDERS

      The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 1998, 1999 and 2000 by our (i) Chief Executive Officer, and (ii) executive officers, other than the CEO, whose salary for the 2000 fiscal year as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the "Named Executives").

                               COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                       ------------------------------------
                                            Annual Compensation            Awards              Payouts
                                    --------------------------------       Common
                                                                           Stock
                                         Fiscal                          Underlying            All Other
Name and Principal Position            Year Ended        Salary($)         Options           Compensation
---------------------------------   ---------------    ----------------------------------------------------
Leslie Bernhard,                          2000            231,912                                  0
   Chief Executive                        1999            201,894                                  0
   Officer & President                    1998            150,131                                  0

Eli Rousso                                2000            230,301                                  0
   Executive Vice President &             1999            201,894                                  0
   Chief Technology Officer               1998            145,662                                  0

Jeffrey Diamond                           2000            138,725           25,000                 0
   Senior Vice President -                1999            100,626             0                    0
   Technology                             1998            100,626             0                    0

*Benjamin J. Douek                        2000            120,000             0                    0
   Senior Vice President, Chief           1999             20,000**         66,666                 0
   Financial Officer, Secretary
   and Director

Beth Williams                             2000            112,000             0                    0
   Vice President-Advertising &           1999             56,023**         10,833                 0
   Publisher, Marketing

--------------------------------------------------------------------------------

      *     Mr. Douek resigned as an officer and director in February 2001.

      **    Applies to less than a full year.

Stock Options

      The following tables show certain information with respect to incentive and non-qualified stock options granted in 2000 to the Named Executives under AdStar's 1999 Stock Option Plan who received options. The per share exercise price of all options is equal to the fair market value of a share of common stock on the date of grant. No options granted to any Named Executives have been exercised.

                              Option Grants in 2000
--------------------------------------------------------------------------------
                          Individual Grants of Options
--------------------------------------------------------------------------------

                             Number of           % of Total
                             Securities         Options/SARs
                             Underlying          Granted to       Exercise or
                            Options/SARs        Employees in       Base Price
Name                          Granted           Fiscal Year        (S/Share)          Expiration Date
-----------------------    --------------     ---------------   ----------------     ------------------
Jeffrey Diamond                25,000              30.1%             $1.66             September 2005

----------
(1) The options vest in 1/3 increments on each of the 1st, 2nd and 3rd anniversaries of the option grant date.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR END OPTION/SAR VALUES

      The following table summarizes options and SARs exercised during fiscal 2000 and presents the value of unexercised options and SARs held by the Named Executives at fiscal year end:

                                                                     Number of
                                                                     Securities               Value of
                                                                     Underlying              Unexercised
                                                                    Unexercised             In-the-Money
                                                                  Options/SARs at          Options/SARs at
                                                                  12/31/00 (Fiscal        12/31/00 (Fiscal
                                                                     Year-End)                Year-End)
                                Acquired           Value          Exercisable (E)/         Exercisable (E)
Name                           on Exercise       Realized        Unexercisable (U)        Unexercisable (U)
--------------------------   ---------------  ---------------   ---------------------   ---------------------
Jeffrey Diamond                     0                0                 0(E)/                      0
                                                                     25,000(U)


Benjamin J. Douek                   0                0               50,186(E)                    0
                                                                     66,667(U)

Beth Williams                       0                0                7,222(E)/                   0
                                                                     10,833(U)

Employment Contracts

      AdStar entered into three-year employment agreements with each of Leslie Bernhard and Eli Rousso, as of July 12, 1999. Pursuant to her employment agreement, Leslie Bernhard was retained as our Chief Executive Officer at an annual rate of $150,000 per year. The rate was increased to $200,000 per year on December 16, 1999, (the date of our initial public offering), and in January 2001, increased to $232,000 per year, retroactive to January 1, 2000. Pursuant to his employment agreement, Eli Rousso was retained as our Executive Vice President and Chief Technology Officer rate of $150,000 per year. The rate was increased to $200,000 per year on December 16, 1999, and in January 2001, increased to $230,000 per year, retroactive to January 1, 2000.

      Each agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement, separation and disability plans for employees or executives and for participation in other employee benefits applicable to employees and executives of AdStar. Each agreement further provides for the use of an automobile and other fringe benefits commensurate with the executive's duties and responsibilities.

      Under each agreement, employment may be terminated by us with cause or by the executive with good reason. Termination by us without cause, or by the executive for good reason, would subject us to liability for liquidated damages in an amount equal to the terminated executive's base salary for the remaining term of his or her employment agreement or 12 months, whichever is greater.

         Security Ownership of Certain Beneficial Owners and Management

      The following table, together with the accompanying footnotes, sets forth information, as of May 1, 2001, regarding stock ownership of all persons known by AdStar to own beneficially more than 5% of AdStar's outstanding Common Stock, Named Executives, all directors, and all directors and officers of AdStar as a group:

                                                         Shares of
                                                       Common Stock
                                                       Beneficially                      Percentage of
    Name of Beneficial Owner (1)                         Owned (3)                         Ownership
-----------------------------------------             ---------------                    -------------
Executive Officers and Directors
Leslie Bernhard (2)                                        570,800                            8.6%
Eli Rousso (2)                                             593,221                            9.0%
Benjamin J. Douek (4)                                       66,667                            *
Beth Williams (5)                                            7,222                            *
Chris A. Karkenny (7)                                       33,334                            *
Tom Taulli (6)                                              16,667                            *
Arthur Salzfass (6)                                         68,334                            *
Chester L. F. Paulson (8)                                1,642,200                           22.8%
DAG Media Inc. (9)                                         750,000                           11.3%
All Directors and Officers as a group                    1,364,660                           20.2%

----------
* Less than 1%

(1) The addresses of the persons named in this table are as follows: Leslie Bernhard c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, CA 90292; Eli Rousso c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, CA 90292; Benjamin J. Douek, c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, CA 90292, Beth Williams, c/o AdStar.com, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, CA 90292; Chris A. Karkenny, Net Catalyst, LLC. -11670 Chenault St. Los Angeles, CA 90049, Arthur Salzfass, 98 Paulding Drive, Chappaqua, NY 10514, and Thomas Taulli, 1083 Campanile Street, Newport Beach, CA 92660.

(2) Includes an aggregate of 130,559 shares in respect of which Ms. Bernhard and Mr. Rousso have voting power.

(3) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on 6,626,363 shares outstanding on May 1, 2001, plus all currently exercisable options and warrants for each beneficial owner as herein provided.

(4) Consists of options to purchase 17,226 and 49,441 shares of AdStar common stock exercisable within 60 days of the date hereof, at $4.77 per share and $6.00 per share, respectively.

(5) Includes options to purchase 5,555 and 1,667 shares of AdStar common stock exercisable within 60 days of the date hereof, at $7.20 per share and $6.00 per share, respectively.

(6) Consists of warrants to purchase 16,667 shares of AdStar common stock at $1.66 per share, exercisable within 60 days of the date hereof.

(7) Consists of warrants to purchase 16,667 and 16,667 shares of AdStar common stock at $6.00 and $0.875 per share, respectively, in the name of Net Catalyst LLC, exercisable within 60 days of the date hereof.

(8) Includes (i) 50,000 and 18,000 shares of common stock issuable upon exercise of warrants at a price of $9.00 and $7.20 per share, respectively, and 130,000 shares of common stock held individually by Chester L.F. Paulson; (ii) 593,483 shares of common stock held in the name of Paulson Capital Corporation, of which Mr. Paulson is President and a director; (iii) 103,422, 121,000 and 100,000 shares of common stock issuable upon exercise of warrants at a price of $9.00, $7.20 and $1.07 per share, respectively, as well as 526,295 shares of common stock all held in the name of Paulson Investment Company, Inc.; of which Mr. Paulson is an officer.

(9) Includes warrants to purchase 250,000 shares of common stock at a price of $1.07 per share.

                 Certain Relationships and Related Transactions

      In July 1999 Jeffrey Diamond, a former director and officer, sold 281,144 shares of our common stock to some of the holders of the AdStar's convertible notes for $500,000 pursuant to an agreement among Jeffrey Diamond, a representative of the purchasers and us under which Mr. Diamond agreed to provide technical services for us for a year at $100,000. In connection with this transaction the purchasers transferred 63,848 shares of our common stock to us. In July 1999 and December 1999 we issued to a company controlled by Ronald
S. Posner, a former director of Adstar, and to a company controlled by Chris Karkenny, a director nominee of AdStar, three year warrants to purchase 16,667 shares of common stock at $6.00 per share, respectively. Each of the above transactions was approved by the Board of Directors, in which at least two members were disinterested.

      In September 1999, a proposed $15.5 million initial public offering of our securities became effective but did not close. We originally offered units consisting of common stock and warrants in September 1999. That offering was declared effective by the Securities and Exchange Commission and resulted in the stock and warrants included in those units being traded on the American Stock Exchange between September 30 and October 4, 1999. Initial trading in the units resulted in a decline in the unit price to which we responded by announcing a reduction of the warrant exercise price. The American Stock Exchange took the position that this reduction caused our securities to no longer meet its listing requirements and therefore stopped trading in the units. As a result of these events, the former offering was not consummated. In full settlement of our claims, if any, against Paulson Investment Company, Inc., the representative of the underwriters in that offering, we received $500,000 from the representative. In addition, Paulson Capital Corporation, the parent of the representative lent us $1.1 million evidenced by a promissory note due on October 21, 2001 and bearing interest at 6% per annum payable at maturity. Paulson Investment Company, Inc. was the representative of the underwriters in our successful offering which closed in December 1999.

      In January 2001, AdStar entered into a two(2)-year employment contract with Mr. Jeffrey Baudo. Pursuant to his employment agreement, Mr. Baudo was retained as our Chief Operating Officer at an annual rate of $213,000 per year, and granted options to purchase 100,000 shares of our common stock. Mr. Baudo is the brother of Leslie Bernhard.

      In February 2001, AdStar satisfied the $1.1 million note bearing interest annually at a rate of 6%, held by Paulson Capital Corporation, by issuing 593,483 shares of common stock to Paulson Capital Corporation in payment of principal and accrued interest totaling $1,186,965.

      All future transactions between AdStar and its officers, directors or five percent shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of AdStar.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires AdStar's officers and directors, and persons who own more than ten percent (10%) of a registered class of the AdStar's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish AdStar with copies of all Section 16(a) forms they file.

      To the best of AdStar's knowledge, based solely on review of the copies of such forms furnished to AdStar, or written representations that no other forms were required, AdStar believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with during 2000.

Audit Committee Report

      The Audit Committee has reviewed AdStar's audited statements for the year ended December 31, 2000. In conjunction with its review, the Audit Committee has met with the management of AdStar to discuss the audited financial statements. In addition, AdStar has discussed with its independent auditors, PricewaterhouseCoopers LLP, the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board No. 1. The Audit Committee has also discussed with PricewaterhouseCoopers LLP its independence from management and AdStar. PricewaterhouseCoopers LLP has full and free access to the Audit Committee.

      Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AdStar's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE:

                                        Arthur Salzfass

                                        Thomas Taulli

                                        Chris Karkenny

Audit Fees

      The aggregate fees billed for the professional services rendered by PricewaterhouseCoopers LLP for the audit of AdStar's annual financial statements for fiscal year 2000 and the reviews of AdStar's quarterly financial statements included in AdStar's Forms 10-QSB for fiscal year 2000 totaled $ 93,850.

Financial Information System Design and Implementation Fees

      AdStar did not incur any fees for professional services rendered by PricewaterhouseCoopers LLP in connection with information systems design and implementation during the 2000 fiscal year.

All Other Fees

      The aggregate fees billed for services rendered in year 2000 by PricewaterhouseCoopers LLP, other than the services covered in the paragraph above headed Audit Fees, totaled $16,000 for services related to the review of AdStar's registration statement on Form SB-2.

Audit Committee Consideration

      AdStar's Audit Committee has considered whether PricewaterhouseCoopers LLP's provision of the services which generated the Audit and Other Fees reported above is compatible with maintaining PricewaterhouseCoopers LLP's independence as AdStar's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time Permanent Employees

      PricewaterhouseCoopers LLP services rendered in performing AdStar's audits for fiscal year 2000 were performed by full time, permanent employees and partners of PricewaterhouseCoopers LLP.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of AdStar propose that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as AdStar's independent auditors for 2001. PricewaterhouseCoopers LLP has been AdStar's independent auditors since 1999. The report of PricewaterhouseCoopers LLP with respect to AdStar's financial statements appears in AdStar's annual report for the fiscal year ended December 31, 2000. A representative of PricewaterhouseCoopers LLP will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, AdStar's Board will consider it a directive to consider other auditors for the subsequent year.

The Board unanimously recommends a vote FOR the ratification of the appointment of the Independent Auditors.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF ADSTAR'S COMMON STOCK AUTHORIZED

      AdStar's Certificate of Incorporation, as amended, currently authorizes the issuance of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock. On March 27, 2001, AdStar's Board adopted a resolution, subject to stockholder approval, to amend the fourth Article of AdStar's Certificate of Incorporation to increase the number of authorized common stock from 10,000,000 to 20,000,000 shares.

      AdStar's Board believes that the proposed increase in the number of shares of authorized common stock is appropriate so that shares will be available, if needed, for issuance in connection with future equity financings, possible acquisitions, stock splits, stock dividends, employee benefit plans and for other proper corporate purposes without further action by AdStar's stockholders, except as required by applicable law, regulation or rule. AdStar has no present agreements or plans to issue any of these shares.

      Of the currently authorized shares of common stock, 6,626,363 were outstanding as of May 1, 2001 and approximately 2,268,570 are reserved for issuance pursuant to AdStar's 1999 Stock Option Plan, Vendor Compensation Plan, and currently outstanding options and warrants. As a result, AdStar has only approximately 1,105,067 unreserved shares of common stock available for issuance.

      AdStar's stockholders, under its Certificate of Incorporation, do not have preemptive rights to subscribe to additional securities which may be issued by AdStar. This means that current stockholders do not have a prior right to purchase any new issue of AdStar capital stock in order to maintain their proportionate ownership of common stock. In addition, if AdStar issues additional shares of common stock or other securities convertible into common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized common stock could also discourage or hinder efforts by other parties to obtain control of AdStar, thereby having an anti-takeover effect. The increase in authorized shares of common stock is not being proposed in response to any known threat to acquire control of AdStar.

The Board unanimously recommends a vote FOR this proposal.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE ADSTAR

      AdStar's Certificate of Incorporation currently specifies that the name of the corporation is "AdStar.com, Inc." On March 27, 2001, AdStar's Board has adopted a resolution, subject to stockholder approval, to amend the first Article of AdStar's Certificate of Incorporation to change the name of the corporation to "AdStar Inc."

      AdStar's Board believes that it is in AdStar's best interest to change its name from "AdStar.com, Inc." to "AdStar Inc." The Board believes that the use of the ".com" is not reflective of AdStar's current business or its plans for future growth and expansion. Management feels that the new name is more closely aligned with the repositioning of AdStar's software products and services, as discussed in the 2000 10-KSB.

The Board unanimously recommends a vote FOR this proposal.

                                  MISCELLANEOUS

Stockholder Proposals

      Stockholder proposals intended to be presented at AdStar's 2002 Annual Meeting must be received by AdStar for inclusion in AdStar's proxy statement relating to that meeting not later than March 15, 2002. Such proposals should be addressed to Eli Rousso, Secretary, AdStar.com, Inc., 4553 Glencoe Avenue, Suite# 325, Marina del Rey, California 90292.

Other Matters

      The management knows of no other business which will be presented for consideration at the Annual Meeting other than that stated in the notice of meeting.

Solicitation Of Proxies

      The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by AdStar. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of AdStar. AdStar also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and AdStar, upon request, will reimburse them for their expenses in so doing.

Reports and Financial Statements

      AdStar's Annual Report for the year ended 2000, including Audited Financial Statements is included with this proxy material. The Financial Statements contained in the Annual Report are incorporated by reference and are part of this soliciting material.

      A copy of AdStar's Annual Report to the Securities and Exchange Commission on Form 10-KSB, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Eli Rousso, Secretary, AdStar.com, Inc., 4553 Glencoe Avenue, Suite# 325, Marina del Rey, California 90292.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ________________________________________
                                        Eli Rousso, Secretary

Dated: Marina del Rey, California
       May 10, 2001

                           APPENDIX I (FORM OF PROXY)

                                ADSTAR.COM, INC.
                                    P R O X Y
                     FOR ANNUAL MEETING OF THE STOCKHOLDERS
                                  June 7, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leslie Bernhard and Eli Rousso, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of AdStar.com, Inc. ("AdStar") to be held at 4553 Glencoe Avenue Suite 325, Marina del Rey, California 90292, on Thursday, June 7, 2001 at 10:00 A.M., Pacific Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of AdStar held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated :

1. ELECTION OF DIRECTORS: Leslie Bernhard, Eli Rousso, Jeffrey Baudo, Thomas Taulli, Chris A. Karkenny and Arthur Salzfass

FOR election of all nominees                                    |_|

WITHHOLD vote from all nominees                                 |_|

FOR all nominees, EXCEPT for nominee(s) listed below
from whom Vote is withheld.                                     |_|

2. Confirmation of the appointment of PricewaterhouseCoopers LLP as auditors for the corporation for the year ending December 31, 2001.

FOR |_| AGAINST |_| ABSTAIN |_|

3. Amendment of the certificate of incorporation to increase the number of authorized shares of common stock, par value $.0001 per share, from 10,000,000 to 20,000,000 shares.

FOR |_| AGAINST |_| ABSTAIN |_|

4. Amendment of the certificate of incorporation to change the corporation's name to AdStar Inc.

FOR |_| AGAINST |_| ABSTAIN |_|

               (Continued, and to be signed, on the Reverse Side)

--------------------------------------------------------------------------------
                                    FOLD HERE
--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                        Dated:                            , 2001


                                        ________________________________________
                                                Signature of Stockholder


                                        ________________________________________
                                                Signature of Stockholder

                                        NOTE: When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.

                     [APPENDIX II (AUDIT COMMITTEE CHARTER)

                                AdStar.com, Inc.
                             Audit Committee Charter

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of AdStar.com, Inc. (the "Company") will assist the Board in fulfilling its oversight responsibilities and will have the authority and specific duties described below.

COMPOSITION

The Committee will be comprised of two or more directors as determined by the Board. The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. The members of the Committee will be elected annually at the organizational meeting of the Board. One of the members of the Committee will be elected Committee Chairman by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and filed with the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These functions are conducted by the Company's management and its independent accountants. It is further not the duty of the Committee to plan or to conduct investigations, to resolve any disagreements between management and the independent accountants or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters and all employees of the Company will be directed to cooperate with the Committee and any external professionals retained by them.

MEETINGS

The Committee is to meet four times annually and as many additional times as the Committee deems necessary. The Committee is to meet in separate executive sessions with the Chief Financial Officer of the Company and the independent accountants (and may meet separately with the independent accountants if the Committee so chooses) at least once a year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chairman may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In assisting the Board in carrying out its oversight responsibilities, the Committee will:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review with the Company's management and independent accountants, the Company's accounting and financial reporting controls; and obtain annually from the independent accountants their view as to the adequacy of such controls.

      3. Review with the Company's management and independent accountants, significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

      4. Review the scope and general extent of the independent accountants' annual audit. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

      5. Enquire as to the independence of the independent and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

      6. Have a predetermined arrangement with the independent accountants that they will advise the Committee, through its Chairman, and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification, as required under Standards for Communication with Audit Committees, is to be made prior to the related press release or, if not practicable, prior to the Form 10-QSB filing.

      7. At the completion of the annual audit, review with management the following:

                  o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to stockholders on Form 10-KSB.

                  o Results of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

                  o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Enquire about the cooperation received by the independent accountants during their audit, including their access to all requested records, data and information.

      8. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

      9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

      10. Recommend to the Board, the selection, retention or termination of the Company's independent accountants.

      11. Generally as part of the review of the annual financial statements, have access and receive oral reports, if desired, from the Company's counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

      12. Consider such other matters in relation to the financial affairs of the Company, and in relation to the external audit of the Company as the Committee may, in its discretion, determine to be advisable.]


                                       3